Exhibit 99.1

Company Press Release

August 7, 2019	Flowers Foods (NYSE: FLO)

FLOWERS FOODS, INC. REPORTS SECOND QUARTER 2019 RESULTS

THOMASVILLE, Ga. – Flowers Foods, Inc. (NYSE: FLO), producer of Nature’s Own, Dave’s Killer Bread, Wonder, Tastykake, and other bakery foods, today reported financial results for the company’s 12-week second quarter ended July 13, 2019.

Second Quarter Summary:

Compared to the prior year second quarter where applicable

•	Sales increased 3.7% to $975.8 million; net sales increased 1.8% excluding the acquisition of Canyon Bakehouse.

•	Diluted EPS increased $0.04 to $0.25.

•	Adjusted diluted EPS(1) was unchanged at $0.25.

(1)	Adjusted for items affecting comparability. See reconciliations of non-GAAP measures in the financial statements following this release.

CEO’s Remarks:

“This quarter’s results reflect our strategic priorities to focus on brands, manage costs, make smart acquisitions, and develop the team. You can see this in our continued top-line momentum and market share gains, which illustrate the benefits of our pivot to a more brand-focused organization,” said Ryals McMullian, Flowers Foods’ president and CEO. “In the quarter, we continued to successfully rollout Canyon Bakehouse across our distribution network, implemented pricing to help mitigate inflationary pressures, and delivered product innovation and marketing programs that supported the growth of Dave’s Killer Bread, Nature’s Own, and Wonder. Growth in bread brands more than offset reduced sales of cake and foodservice products, as we continue to evolve those portfolios to a more attractive margin profile.”

Mr. McMullian continued, “Improving profitability is a priority. We remain focused on the significant opportunities we see to attack complexities, improve operational efficiencies, and address inflationary pressures from commodities, labor, and transportation. By focusing on sustainable, profitable growth in our core business, and investing strategically in growing adjacencies, we intend to drive free cash flow and deliver shareholder value.”

Revised Guidance:

For the 52-week fiscal 2019 the company expects

•	Sales in the range of approximately $4.030 billion to $4.109 billion, representing growth of approximately 2.0% to 4.0%.

•	Adjusted diluted EPS in the range of approximately $0.94 to $0.99, adjusted for items affecting comparability.

The company’s outlook includes the following assumptions:

•	Canyon Bakehouse sales of approximately $70 million to $80 million

•	Depreciation and amortization in the range of $150 million to $155 million

•	Other pension expense in the range of $2.5 million to $3.0 million

•	Net interest expense of approximately $12 million

•	An effective tax rate of approximately 24% to 25%

•	Weighted average diluted share count for the year of approximately 212 million shares

•	Capital expenditures for the year in the range of $110 to $120 million

Matters Affecting Comparability:

Reconciliation of Earnings per Share to Adjusted Earnings per Share
	For the 12 Weeks Ended
	Jul. 13, 2019	Jul. 14, 2018
Net income per diluted common share	$0.25	$0.21
Loss on inferior ingredients	—	0.02
Restructuring and related impairment charges	0.01	NM
Project Centennial consulting costs	—	0.01
Legal settlements (recovery)	(0.01)	0.03
Executive retirement agreement	NM	—
Pension plan settlement loss	—	NM
Adjustment to prior year provisional tax reform benefit	—	(0.03)

Adjusted net income per diluted common share	$0.25	$0.25

NM - Not Meaningful

Certain amounts may not compute due to rounding.

Consolidated Second Quarter 2019 Results

Compared to the prior year second quarter where applicable

•	Sales increased 3.7% to $975.8 million.

•	Percentage point change in sales attributed to:

•	Pricing/mix: 1.9%

•	Volume: -0.1%

•	Acquisition: 1.9%

•

Branded retail sales increased $25.8 million, or 4.6%, to $586.0 million, store branded retail sales increased $15.4 million, or 10.5% to $162.9 million, while non-retail and other sales decreased $6.8 million, or 2.9%, to $226.9 million.

•

Branded retail sales increased due to the Canyon acquisition, continued growth of Dave’s Killer Bread branded products, as well as the introduction of Sun-Maid breakfast bread late in the third quarter of fiscal 2018, and more favorable price/mix. Sales of branded cake decreased quarter over quarter mainly due to softer volume resulting from product rationalization and a competitive environment.

•

Store branded retail sales increased primarily due to gluten-free store-branded items produced by Canyon, volume growth from additional distribution, other store branded breads and buns, and positive price/mix, partially offset by volume declines in store branded cake.

•	Foodservice and vending volume declines drove the decrease in non-retail and other sales, partly because of lost business due to the yeast disruption in fiscal 2018.

•	Operating income increased 38.4% to $72.3 million. Excluding matters affecting comparability, adjusted operating income increased 7.4% to $72.5 million.

•	Adjusted EBITDA increased 3.2% to $105.9 million, representing 10.8% of sales, a 10-basis point decrease.

•

Materials, supplies, labor and other production costs (exclusive of depreciation and amortization) were 52.1% of sales, a 20-basis point increase. These costs were higher as a percentage of sales due to rising workforce-related costs, lower production volumes and decreased manufacturing efficiencies, partially offset by improved pricing/mix and lower ingredient costs as a percent of sales.

•

Selling, distribution and administrative (SD&A) expenses were 36.8% of sales, a 150-basis point decrease. Excluding matters affecting comparability, adjusted SD&A expenses were 37.0% of sales, a 20-basis point decrease. A shift in product mix resulted in lower distributor distribution fees as a percentage of sales, partially offset by higher workforce-related costs and bad debt expense.

•	Depreciation and amortization (D&A) expenses were $33.3 million, 3.4% of sales, a 30-basis point decrease.

Cash Flow, Capital Allocation, and Capital Return

Year-to-date through the second quarter of fiscal 2019, cash flow from operating activities increased by $59.4 million to $208.1 million, capital expenditures decreased by $2.1 million to $47.4 million, and dividends paid increased by $5.3 million to $79.6 million. Year-to-date through the second quarter, the company has made cash debt repayments of $86.8 million.

There remain 6.2 million shares authorized for repurchase under the company’s current share repurchase plan. The company expects to continue to make opportunistic share repurchases from time to time under this plan.

Conference Call

Flowers Foods will hold a conference call to discuss its second quarter 2019 results at 8:30 a.m. (Eastern) on August 8, 2019. The call can be accessed by following the webcast link on flowersfoods.com. The call also will be archived on the company’s website.

About Flowers Foods

Headquartered in Thomasville, Ga., Flowers Foods, Inc. (NYSE: FLO) is one of the largest producers of fresh packaged bakery foods in the United States with 2018 sales of $4.0 billion. Flowers operates bakeries across the country that produce a wide range of bakery products. Among the company’s top brands are Nature’s Own, Dave’s Killer Bread, Wonder, and Tastykake. Learn more at www.flowersfoods.com.

Investor Contact: J.T. Rieck (229) 227-2253

Media Contact: Paul Baltzer (229) 227-2380

Forward-Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements. Forward-looking statements relate to current expectations regarding our future financial condition, performance and results of operations, planned capital expenditures, long-term objectives of management, supply and demand, pricing trends and market forces, and integration plans and expected benefits of transactions and are often identified by the use of words and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “would,” “is likely to,” “is expected to” or “will continue,” or the negative of these terms or other comparable terminology. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Other factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the company’s prospects in general include, but are not limited to, (a) general economic and business conditions and the competitive conditions in the baked foods industry, including promotional and price competition, (b) changes in consumer demand for our products, including changes in consumer behavior, trends and preferences, including health and whole grain trends, and the movement toward more inexpensive store-branded products, (c) the success of productivity improvements and new product introductions, (d) a significant reduction in business with any of our major customers including a reduction from adverse developments in any of our customer’s business, (e) fluctuations in commodity pricing, (f) energy and raw material costs and availability and hedging and counterparty risk, (g) our ability to fully integrate recent acquisitions into our business, (h) our ability to achieve cash flow from capital expenditures and acquisitions and the availability of new acquisitions that build shareholder value, (i) our ability to successfully implement our business strategies, including those strategies the company has initiated under Project Centennial, which may involve, among other things, the integration of recent acquisitions or the acquisition or disposition of assets at presently targeted values, the deployment of new systems and technology and an enhanced organizational structure, (j) consolidation within the baking industry and related industries, (k) disruptions in our direct-store delivery system, including litigation or an adverse ruling from a court or regulatory or government body that could affect the independent contractor classification of our independent distributors, (l) increasing legal complexity and legal proceedings that we are or may become subject to, (m) product recalls or safety concerns related to our products, and (n) the failure of our information technology systems to perform adequately, including any interruptions, intrusions or security breaches of such systems. The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other public disclosures made by the company, including the risk factors included in our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and disclosures made in other filings with the SEC and company press releases, for other factors that may cause actual results to differ materially from those projected by the company. We caution you not to place undue reliance on forward-looking statements, as they speak only as of the date made and are inherently uncertain. The company undertakes no obligation to publicly revise or update such statements, except as required by law.

Information Regarding Non-GAAP Financial Measures

The company prepares its consolidated financial statements in accordance with U.S. Generally Accepted Accounting Principles (GAAP). However, from time to time, the company may present in its public statements, press releases and SEC filings, non-GAAP financial measures such as, EBITDA, adjusted EBITDA, adjusted EBIT, EBITDA margin, adjusted EBITDA margin, adjusted net income, adjusted operating income, adjusted EPS, adjusted income tax expense, adjusted selling, distribution and administrative expenses (SD&A), gross margin excluding depreciation and amortization and the ratio of net debt to adjusted EBITDA. The reconciliations attached provide reconciliations of the non-GAAP measures used in this presentation or release to the most comparable GAAP financial measure. The company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

The company defines EBITDA as income from operations adjusted for depreciation and amortization. The company believes that EBITDA is a useful tool for managing the operations of its business and is an indicator of the company’s ability to incur and service indebtedness and generate free cash flow. EBITDA is used as the primary performance measure in the company’s 2014 Omnibus Equity and Incentive Compensation Plan. Furthermore, pursuant to the terms of our credit facility, EBITDA is used to determine the company’s compliance with certain financial covenants. The company also believes that EBITDA measures are commonly reported and widely used by investors and other interested parties as measures of a company’s operating performance and debt servicing ability because EBITDA measures assist in comparing performance on a consistent basis without regard to depreciation or amortization, which can vary significantly depending upon accounting methods and non-operating factors (such as historical cost). EBITDA is also a widely-accepted financial indicator of a company’s ability to incur and service indebtedness.

EBITDA should not be considered an alternative to (a) income from operations or net income (loss) as a measure of operating performance; (b) cash flows provided by operating, investing and financing activities (as determined in accordance with GAAP) as a measure of the company’s ability to meet its cash needs; or (c) any other indicator of performance or liquidity that has been determined in accordance with GAAP.

The company defines adjusted EBITDA, adjusted EBIT, EBITDA margin, adjusted EBITDA margin, adjusted net income, adjusted operating income, adjusted EPS, adjusted income tax expense, adjusted selling, distribution and administrative expenses (SD&A), respectively, excluding the impact of asset impairment charges, Project Centennial consulting costs, lease terminations and legal settlements, acquisition-related costs, and pension plan settlements. Adjusted income tax expense also excludes the impact of tax reform. The company believes that these measures, when considered together with its GAAP financial results, provides management and investors with a more complete understanding of its business operating results, including underlying trends, by excluding the effects of certain charges.

Net debt to EBITDA is used as a measure of financial leverage employed by the company. Gross margin excluding depreciation and amortization is used as a performance measure to provide additional transparent information regarding our results of operations on a consolidated and segment basis. Changes in depreciation and amortization are separately discussed and include depreciation and amortization for materials, supplies, labor and other production costs and operating activities.

Presentation of gross margin includes depreciation and amortization in the materials, supplies, labor and other production costs according to GAAP. Our method of presenting gross margin excludes the depreciation and amortization components, as discussed above.

The reconciliations attached provide reconciliations of the non-GAAP measures used in this presentation or release to the most comparable GAAP financial measure.

Flowers Foods, Inc.

Condensed Consolidated Balance Sheets

(000’s omitted)

	July 13, 2019	December 29, 2018
Assets
Cash and Cash Equivalents	$9,769	$25,306
Other Current Assets	532,291	492,073
Property, Plant & Equipment, net	713,390	743,847
Right-of-Use Leases, net	398,249	—
Distributor Notes Receivable (1)	229,130	230,470
Other Assets	12,580	13,533
Cost in Excess of Net Tangible Assets, net	1,324,383	1,340,308

Total Assets	$3,219,792	$2,845,537

Liabilities and Stockholders’ Equity
Current Liabilities	$432,596	$389,443
Long-term Debt and Capital Lease Liabilities (2)	893,483	1,001,536
Right-of-Use Lease Liabilities (3)	405,410	—
Other Liabilities	194,034	196,291
Stockholders’ Equity	1,294,269	1,258,267

Total Liabilities and Stockholders’ Equity	$3,219,792	$2,845,537

(1)	Includes current portion of $27,401 and $26,345, respectively.
(2)	Includes current portion of $4,942 and $10,896, respectively.
(3)	Includes current portion of $57,407.

Flowers Foods, Inc.

Consolidated Statement of Operations

(000’s omitted, except per share data)

	For the 12 Week	For the 12 Week	For the 28 Week	For the 28 Week
	Period Ended	Period Ended	Period Ended	Period Ended
	July 13, 2019	July 14, 2018	July 13, 2019	July 14, 2018
Sales	$975,759	$941,283	$2,239,654	$2,147,736
Materials, supplies, labor and other production costs (exclusive of depreciation and amortization shown separately below)	508,552	488,871	1,160,693	1,113,993
Selling, distribution and administrative expenses	359,497	360,365	835,546	814,828
Loss (recovery) on inferior ingredients	—	3,884	(413)	3,884
Restructuring and related impairment charges	2,047	801	2,765	2,060
Impairment of assets	—	—	—	2,483
Multi-employer pension plan withdrawal costs	—	—	—	2,322
Depreciation and amortization expense	33,329	35,098	78,148	79,287

Income from operations	72,334	52,264	162,915	128,879
Other pension cost (benefit)	519	(298)	1,211	(1,033)
Pension plan settlement loss	—	1,035	—	5,703
Interest expense, net	2,769	1,748	6,593	4,649

Income before income taxes	69,046	49,779	155,111	119,560
Income tax expense	15,951	4,337	36,150	22,871

Net income	$53,095	$45,442	$118,961	$96,689

Net income per diluted common share	$0.25	$0.21	$0.56	$0.46

Diluted weighted average shares outstanding	211,957	211,507	211,924	211,443

Flowers Foods, Inc.

Condensed Consolidated Statement of Cash Flows

(000’s omitted)

	For the 12 Week	For the 12 Week	For the 28 Week	For the 28 Week
	Period Ended	Period Ended	Period Ended	Period Ended
	July 13, 2019	July 14, 2018	July 13, 2019	July 14, 2018
Cash flows from operating activities:
Net income	$53,095	$45,442	$118,961	$96,689
Adjustments to reconcile net income to net cash from operating activities:
Total non-cash adjustments	42,792	53,202	97,569	115,386
Changes in assets and liabilities and pension contributions	15,992	(47,133)	(8,473)	(63,452)

Net cash provided by operating activities	111,879	51,511	208,057	148,623

Cash flows from investing activities:
Purchase of property, plant and equipment	(26,651)	(22,984)	(47,412)	(49,534)
Proceeds from sale of property, plant and equipment	308	791	543	1,290
Other	989	577	1,125	(801)

Net cash disbursed for investing activities	(25,354)	(21,616)	(45,744)	(49,045)

Cash flows from financing activities:
Dividends paid	(40,314)	(38,045)	(79,610)	(74,288)
Exercise of stock options	—	—	—	791
Stock repurchases	—	—	(7,054)	(2,489)
Net change in debt borrowings	(46,250)	(1,250)	(86,750)	(2,500)
Payments on financing leases	(1,431)	—	(3,303)	—
Other	(345)	4,738	(1,133)	3,333

Net cash disbursed for financing activities	(88,340)	(34,557)	(177,850)	(75,153)

Net increase (decrease) in cash and cash equivalents	(1,815)	(4,662)	(15,537)	24,425
Cash and cash equivalents at beginning of period	11,584	34,216	25,306	5,129

Cash and cash equivalents at end of period	$9,769	$29,554	$9,769	$29,554

Flowers Foods, Inc.

Sales by Sales Class and Sales Bridge

(000’s omitted)

	For the 12	For the 12
	Week Period	Week Period
Sales by Sales Class	Ended	Ended
	July 13, 2019	July 14, 2018	$ Change	% Change
Branded Retail	$585,957	$560,128	$25,829	4.6%
Store Branded Retail	162,863	147,432	15,431	10.5%
Non-Retail and Other	226,939	233,723	(6,784)	-2.9%

Total Sales	$975,759	$941,283	$34,476	3.7%

	For the 28	For the 28
	Week Period	Week Period
Sales by Sales Class	Ended	Ended
	July 13, 2019	July 14, 2018	$ Change	% Change
Branded Retail	$1,343,744	$1,273,886	$69,858	5.5%
Store Branded Retail	353,852	317,312	36,540	11.5%
Non-Retail and Other	542,058	556,538	(14,480)	-2.6%

Total Sales	$2,239,654	$2,147,736	$91,918	4.3%

Sales Bridge			Sales Change
		Net	excluding	Acquisition	Total
For the 12 Week Period Ended July 13, 2019	Volume	Price/Mix	Acquisition	Contribution	Sales Change
Flowers Foods	-0.1%	1.9%	1.8%	1.9%	3.7%

Sales Bridge			Sales Change
		Net	excluding	Acquisition	Total
For the 28 Week Period Ended July 13, 2019	Volume	Price/Mix	Acquisition	Contribution	Sales Change
Flowers Foods	-0.2%	2.7%	2.5%	1.8%	4.3%

Flowers Foods, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(000’s omitted, except per share data)

	Reconciliation of Earnings per Share to Adjusted Earnings per Share
	For the 12 Week	For the 12 Week	For the 28 Week	For the 28 Week
	Period Ended	Period Ended	Period Ended	Period Ended
	July 13, 2019	July 14, 2018	July 13, 2019	July 14, 2018
Net income per diluted common share	$0.25	$0.21	$0.56	$0.46
Loss (recovery) on inferior ingredients	—	0.02	NM	0.02
Restructuring and related impairment charges	0.01	NM	0.01	NM
Project Centennial consulting costs	—	0.01	—	0.03
Legal settlements (recovery)	(0.01)	0.03	NM	0.03
Executive retirement agreement	NM	—	NM	—
Canyon acquisition costs	—	—	NM	—
Pension plan settlement loss	—	NM	—	0.02
Multi-employer pension plan withdrawal costs	—	—	—	0.01
Adjustment to prior year provisional tax reform benefit	—	(0.03)	—	(0.03)

Adjusted net income per diluted common share	$0.25	$0.25	$0.57	$0.55

NM - not meaningful.
Certain amounts may not add due to rounding.

	Reconciliation of Gross Margin
	For the 12 Week	For the 12 Week	For the 28 Week	For the 28 Week
	Period Ended	Period Ended	Period Ended	Period Ended
	July 13, 2019	July 14, 2018	July 13, 2019	July 14, 2018
Sales	$975,759	$941,283	$2,239,654	$2,147,736
Materials, supplies, labor and other production costs (exclusive of depreciation and amortization)	508,552	488,871	1,160,693	1,113,993

Gross Margin excluding depreciation and amortization	467,207	452,412	1,078,961	1,033,743
Less depreciation and amortization for production activities	18,590	18,903	43,568	44,188

Gross Margin	$448,617	$433,509	$1,035,393	$989,555

Depreciation and amortization for production activities	$18,590	$18,903	$43,568	$44,188
Depreciation and amortization for selling, distribution and administrative activities	14,739	16,195	34,580	35,099

Total depreciation and amortization	$33,329	$35,098	$78,148	$79,287

	Reconciliation of Selling, Distribution and Administrative Expenses to Adjusted SD&A
	For the 12 Week	For the 12 Week	For the 28 Week	For the 28 Week
	Period Ended	Period Ended	Period Ended	Period Ended
	July 13, 2019	July 14, 2018	July 13, 2019	July 14, 2018
Selling, distribution and administrative expenses (SD&A)	$359,497	$360,365	$835,546	$814,828
Project Centennial consulting costs	—	(2,215)	—	(8,647)
Legal (settlements) recovery	1,286	(8,345)	1,136	(9,695)
Executive retirement agreement	568	—	(763)	—
Canyon acquisition costs	—	—	(22)	—

Adjusted SD&A	$361,351	$349,805	$835,897	$796,486

	Reconciliation of Net Income to Adjusted EBIT and Adjusted EBITDA
	For the 12 Week	For the 12 Week	For the 28 Week	For the 28 Week
	Period Ended	Period Ended	Period Ended	Period Ended
	July 13, 2019	July 14, 2018	July 13, 2019	July 14, 2018
Net income	$53,095	$45,442	$118,961	$96,689
Income tax expense	15,951	4,337	36,150	22,871
Interest expense, net	2,769	1,748	6,593	4,649
Other pension cost (benefit)	519	(298)	1,211	(1,033)
Pension plan settlement loss	—	1,035	—	5,703

Earnings before interest and income taxes	72,334	52,264	162,915	128,879
Loss (recovery) on inferior ingredients	—	3,884	(413)	3,884
Restructuring and related impairment charges	2,047	801	2,765	2,060
Project Centennial consulting costs	—	2,215	—	8,647
Legal settlements (recovery)	(1,286)	8,345	(1,136)	9,695
Executive retirement agreement	(568)	—	763	—
Canyon acquisition costs	—	—	22	—
Multi-employer pension plan withdrawal costs	—	—	—	2,322

Adjusted EBIT	72,527	67,509	164,916	155,487
Depreciation and amortization	33,329	35,098	78,148	79,287

Adjusted EBITDA	$105,856	$102,607	$243,064	$234,774

Sales	$975,759	$941,283	$2,239,654	$2,147,736
Adjusted EBITDA margin	10.8%	10.9%	10.9%	10.9%

Flowers Foods, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(000’s omitted, except per share data)

	Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
	For the 12 Week	For the 12 Week	For the 28 Week	For the 28 Week
	Period Ended	Period Ended	Period Ended	Period Ended
	July 13, 2019	July 14, 2018	July 13, 2019	July 14, 2018
Income tax expense	$15,951	$4,337	$36,150	$22,871
Tax impact of:
Loss (recovery) on inferior ingredients	—	981	(104)	981
Restructuring and related impairment charges	517	202	698	520
Project Centennial consulting costs	—	559	—	2,183
Legal settlements (recovery)	(325)	2,107	(287)	2,448
Executive retirement agreement	(143)	—	193	—
Canyon acquisition costs	—	—	6	—
Pension plan settlement loss	—	261	—	1,440
Multi-employer pension plan withdrawal costs	—	—	—	586
Adjustment to prior year provisional tax reform benefit	—	5,575	—	5,575

Adjusted income tax expense	$16,000	$14,022	$36,656	$36,604

	Reconciliation of Net Income to Adjusted Net Income
	For the 12 Week	For the 12 Week	For the 28 Week	For the 28 Week
	Period Ended	Period Ended	Period Ended	Period Ended
	July 13, 2019	July 14, 2018	July 13, 2019	July 14, 2018
Net income	$53,095	$45,442	$118,961	$96,689
Loss (recovery) on inferior ingredients	—	2,903	(309)	2,903
Restructuring and related impairment charges	1,530	599	2,067	1,540
Project Centennial consulting costs	—	1,656	—	6,464
Legal settlements (recovery)	(961)	6,238	(849)	7,247
Executive retirement agreement	(425)	—	570	—
Canyon acquisition costs	—	—	16	—
Pension plan settlement loss	—	774	—	4,263
Multi-employer pension plan withdrawal costs	—	—	—	1,736
Adjustment to prior year provisional tax reform benefit	—	(5,575)	—	(5,575)

Adjusted net income	$53,239	$52,037	$120,456	$115,267

	Reconciliation of Earnings per Share - Full Year
	Fiscal 2019 Guidance
	Range Estimate
Net income per diluted common share	$0.93	to	$0.98
Matters affecting comparability	0.01		0.01

Adjusted net income per diluted common share	$0.94	to	$0.99